Exhibit 10.30
NINTH AMENDMENT OF
LOAN AGREEMENT
     THIS NINTH AMENDMENT OF LOAN AGREEMENT (“Amendment”) is made this 25th day of October, 2007 by Summit Hotel Properties, LLC (“Summit Hotel”), a South Dakota limited liability company, Summit Hospitality V, LLC (“Summit Hospitality”), a South Dakota limited liability company and First National Bank of Omaha, a national banking association (“Bank”) and amends that certain Loan Agreement dated July 20, 2004 between Summit Hotel and Bank (“Loan Agreement”).
     WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Bank extended to Summit Hotel a Line of Credit in the maximum principal amount of $18,000,000.00 more fully described in the Loan Agreement;
     WHEREAS, pursuant to that certain First Amendment of Loan Agreement dated October 1, 2004 and under the terms and conditions thereof, Summit Hotel requested and Bank advanced the Boise Acquisition Advance;
     WHEREAS, under the terms of that certain Second Amendment of Loan Agreement dated June of 2005 and under the terms and conditions thereof, the maximum principal amount available under the Line of Credit was increased to $25,000,000.00, and Summit Hotel was permitted to use Advances to construct improvements to Property acquired by Summit Hotel;
     WHEREAS, under the terms of that certain Third Amendment of Loan Agreement dated August 24, 2005, the Termination Date was extended to June 24, 2007; and
     WHEREAS, under the terms of that certain Fourth Amendment of Loan Agreement dated March 1, 2006, the maximum principal amount available under the Line of Credit was increased to $30,000,000.00, West Bank became a participant in the Line of Credit and the Loan Agreement was otherwise amended as provided for therein; and
     WHEREAS, under the terms of that certain Fifth Amendment of Loan Agreement dated April 12, 2006, the Line of Credit was permitted to be used to support the issuance, for the account of Summit Hotel, of letters of credit;
     WHEREAS, under the terms of that certain Sixth Amendment of Loan Agreement dated November 7, 2006, the Termination Date was extended to June 24, 2008, the interest rate applicable to the Line of Credit was amended as provided for therein and the Loan Agreement was otherwise amended as provided for therein;
     WHEREAS, under the terms of that certain Seventh Amendment of Loan Agreement dated April 30, 2007, Summit Hospitality was added to the Loan Agreement and the other Loan Documents as a co-borrower for any property owned by Summit Hospitality, the repayment provisions of Section 1.5 of the Loan Agreement were amended, and the Loan Agreement was otherwise amended as provided for therein; and
     WHEREAS, under the terms of that certain Eighth Amendment of Loan Agreement dated May 30, 2007, the maximum principal amount available on the Line of Credit was increased to $40,000,000.00 and the Loan Agreement was otherwise amended as provided for therein; and

     WHEREAS, Summit Hotel and Summit Hospitality have requested, and Bank has agreed, to extend the Termination Date, and Bank, Summit Hotel and Summit Hospitality agree to amend the Loan Agreement as provided for herein.
     NOW, THEREFORE, in consideration of the amendments to the Loan Agreement provided for below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:
     1. Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.
     2. Section 1.1 of the Loan Agreement is hereby amended by deleting the reference to June 24, 2008 as the Termination Date and inserting in lieu thereof June 24, 2009. Any other reference in the Loan Agreement and the other Loan Documents to the Termination Date shall be amended consistent with the foregoing.
     3. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Summit Hotel and Summit Hospitality. To the extent necessary, the other Loan Documents are hereby amended to be consistent with the terms of this Amendment.
     4. Summit Hotel and Summit Hospitality each certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.
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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA

By:	/s/ Marc T. Wisdom

Title:	Vice President

SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by its Company Manager, THE SUMMIT GROUP, INC.

By:	/s/ Christopher D. Bills

Christopher D. Bills, Chief Financial Officer

SUMMIT HOSPITALITY V, LLC, a South Dakota limited liability company, by its member, SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by its Company Manager, THE SUMMIT GROUP, INC.

By:	/s/ Christopher D. Bills

Christopher D. Bills, Secretary